WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver”), dated as of March 28, 2018, is entered into by and among INSPIREMD, INC., a Delaware corporation (the “Company”), and the Purchasers identified on the signature page hereto.

WHEREAS, the Company and the Purchasers have previously entered into that certain Securities Purchase Agreement, dated as of November 28, 2017 (the “Original Securities Purchase Agreement”);

WHEREASE, the Company and the Purchasers have previously entered into that certain (i) Amendment to Securities Purchase Agreement (together with the Original Securities Purchase Agreement, the “Securities Purchase Agreement”), dated as February 21, 2018, whereby the Company and the Purchasers amended certain provisions of the Original Securities Purchase Agreement and (ii) Waiver Agreement, dated February 26, 2018, whereby the Purchasers agreed to waive certain rights under the Securities Purchase Agreement on a one-time only basis with respect to a previously completed equity offering by the Company;

WHEREAS, the Company has informed the Purchasers that the Company intends to conduct a Subsequent Financing consisting solely of shares of Common Stock, which shall be publicly registered on Form S-3 (“Registration Statement”) for gross proceeds to the Company of up to $5,000,000, to be consummated by not later than April 3, 2018 (the “Offering”);

WHEREAS, the Company is seeking a one-time waiver from compliance with each of (i) Section 4.16 of the Securities Purchase Agreement and (ii) Section 4.22(a) of the Securities Purchase Agreement, in each case with respect to the Offering;

WHEREAS, any provision of the Securities Purchase Agreement may be amended or waived upon the written consent of the Company and the Purchasers holding at least 67% in interest of the Preferred Stock then outstanding;

WHEREAS, the Purchasers executing the signature page hereto hold at least 67% in interest of the Preferred Stock outstanding as of the date hereof; and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. One-Time Waiver of Section 4.16. The Purchasers hereby grant to the Company a one-time waiver from compliance with the provisions of Section 4.16 of the Securities Purchase Agreement solely with respect to the Offering. Notwithstanding anything herein to the contrary, the foregoing waiver shall be limited precisely as written to permit the Company to conduct the Offering without complying with the provisions of Section 4.16 of the Securities Purchase Agreement and nothing herein shall be deemed a continuing waiver of Section 4.16 of the Securities Purchase Agreement.

2. One-Time Waiver of Section 4.22(a). The Purchasers hereby grant to the Company a one-time waiver from compliance with the provisions of Section 4.22(a) of the Securities Purchase Agreement solely with respect to the Offering. Notwithstanding anything herein to the contrary, the foregoing waiver shall be limited precisely as written to permit the Company to conduct the Offering without complying with the provisions of Section 4.22(a) of the Securities Purchase Agreement and nothing herein shall be deemed a continuing waiver of Section 4.22(a) of the Securities Purchase Agreement.

3. Repurchase of Series C Preferred. Immediately upon the closing of the Offering, the Company shall purchase from the Purchasers, on a pro rata basis, 46,875 shares of Series C Preferred Stock at a per share price equal to the stated value of the Series C Preferred Stock (as set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock, as amended to date) (the “Series C Certificate of Designation”).

4. Reduction of Series C Conversion Price. Pursuant to Section 7(c) of the Series C Certificate of Designation, the conversion price of the Series C Preferred Stock shall be reduced to the lowest effective price per share at which shares of the Company’s Common Stock are sold in the Offering, to the extent lower than the current conversion price of the Series C Preferred Stock.

5. Reduction of Series D Conversion Price. On or prior to the date hereof, pursuant to Section 7(d) of the Certificate of Designations, the Company’s Board of Directors adopted a resolution to permanently reduce, subject to the consummation of the Offering, the Conversion Price of the Preferred Stock to the Base Conversion Price (as defined herein). The Company shall not rescind, amend or modify such resolution after the date hereof. The Purchasers hereby grant a one-time waiver of the 20 day prior notice requirement set forth in Section 7(d) of the Certificate of Designations with respect to the foregoing reduction in the Conversion Price. For purposes hereof, “Base Conversion Price” means, to the extent lower than the Conversion Price, the lowest effective price per share at which shares of the Company’s Common Stock are sold in the Offering.

6. Continuing Effect. Except as expressly set forth herein, all of the terms and conditions of the Securities Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, nothing contained herein shall be deemed a waiver of any other provision of the Securities Purchase Agreement or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party. This Waiver shall be deemed a Transaction Document.

7. Representations and Warranties. Each Purchaser hereby represents and warrants to the Company, severally, but not jointly, and each Company hereby represents and warrants to the Purchaser, that (i) it has the full right, power and authority to enter into this Waiver and to perform its obligations hereunder and under the Securities Purchase Agreement as amended by this Waiver, and (ii) the execution of this Waiver by the individual whose signature is set forth at the end of this Waiver on behalf of such party, and the delivery of this Waiver by such party, have been duly authorized by all necessary action on the part of such party; and (iii) this Waiver has been executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

8. Counterparts; Choice of Law. This Waiver may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Waiver shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

9. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Waiver.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the day and year written above.

THE COMPANY:		PURCHASER:

INSPIREMD, INC.		Sabby Healthcare Master Fund, Ltd.

By:	/s/ James Barry, Ph.D.	By:	/s/ Robert Grundstein
Name:	James Barry, Ph.D.	Name:	Robert Grundstein
Title:	Chief Executive Officer	Title:	COO of Investment Manager

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